EXHIBIT 99.1

Via Renewables, Inc. Reports Preliminary Fourth Quarter and Full Year 2022 Financial Results

Expects to File Notification of Late Filing on Form 12b-25 with the SEC and plans to file Form 10-K for the fiscal year ended December 31, 2022, within 15-day grace period

HOUSTON, March 16, 2023 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA; VIASP), an independent retail energy services company, today reported preliminary unaudited financial results for the year ended December 31, 2022.

The Company plans to release its full fourth quarter and full year 2022 financial results before the 12b-25 extended deadline, and to host a conference call to discuss fourth quarter and full year 2022 results the following day.

Key Business Highlights

•	Expected $(27.5) million in Net Loss and $12.6 million in Adjusted EBITDA for the fourth quarter
•	Expected $(7.1) million in Gross Loss and $31.9 million in Retail Gross Margin for the fourth quarter
•	Expected $11.2 million in Net Income and $51.8 million in Adjusted EBITDA for the year ended 2022
•	Expected $103.4 million in Gross Profit and $114.8 million in Retail Gross Margin for the year ended 2022
•	Expected average monthly attrition of 3.8%
•	Expected total liquidity of $76.9 million as of December 31, 2022

"Looking back on 2022, Via was able to weather some of the highest sustained commodity price increases we've ever seen. We were able to quickly react to the rising price environment and offer competitive rates where we saw opportunities. This allowed us to increase our customer acquisition spend from the prior year and helped us counter rising attrition that resulted from the high commodity prices. We were also able to acquire approximately 18,700 RCEs in the Florida gas market in the second half of the year. Finally, we restructured our credit facility and positioned ourselves to have ample liquidity for these turbulent market conditions"  said Keith Maxwell, Via Renewables' Chief Executive Officer.

Preliminary and Unaudited Financial Results; Material Weakness

The Company’s audited financial statements for the year ended December 31, 2022 are not yet available. Accordingly, the Company’s preliminary and unaudited financial results are subject to completion. Actual financial results that will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), including audited financial statements, when they are completed and publicly disclosed may differ from these preliminary and unaudited results.

The Company expects to report in its Form 10-K a material weakness in the design and operation of the controls over its calculation of deferred tax assets and liabilities, and income tax expense, and immaterial corrections for the years ended December 31, 2021 and 2020. The information presented herein gives effect to the immaterial corrections. Please see Note 2 in the Notes to the Consolidated Financial Statements appearing in our Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

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Late Filing on Form 12b-25

The Company expects to file a Notification of Late Filing on Form 12b-25 with the SEC as it determined it would be unable to file its Form 10-K by its due date of March 16, 2023. The Company expects to file its Form 10-K within the extension period of 15 calendar days as provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 103 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” "could," “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the timing of the earnings release, the Form 10-K and the earnings call, the impact to any of the preliminary financial information reported herein as a result of the finalization of the Form 10K, the impacts of the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, ability to pay and amount of cash dividends and distributions on our Class A common stock and Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability of and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	our ability to finalize our Form 10-K within the time period permitted by Form 12b-25;
•

our ability to remediate the material weakness in our internal control over financial reporting, the identification of additional material weaknesses in the future or otherwise failing to maintain an effective system of internal controls;

•

the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market Securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;

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•	changes in commodity prices, the margins we achieve, and interest rates;
•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•	federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;
•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302

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Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA. We will continue this historical approach, but during the first quarter of 2021 we incurred a net pre-tax financial loss of $64.9 million due to winter storm Uri. This loss was incurred due to uncharacteristic extended sub-freezing temperatures across Texas combined with the impact of the pricing caps ordered by ERCOT. We believe this event is unusual, infrequent, and non-recurring in nature.

As our Senior Credit Facility is considered a material agreement and Adjusted EBITDA is a key component of our material covenants, we consider our covenant compliance to be material to the understanding of our financial condition and/or liquidity. Our lenders under our Senior Credit Facility allowed $60.0 million of the $64.9 million pre-tax storm loss incurred in the first quarter of 2021 to be added back as a non-recurring item in the calculation of Adjusted EBITDA for our Debt Covenant Calculations. We received a $0.4 million credit from ERCOT for winter storm related losses during the third quarter of 2021, resulting in a net pre-tax storm loss of $64.4 million for the year ended December 31, 2021. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. For consistent presentation of the financial impact of winter storm Uri, $5.2 million of the $9.6 million is reflected as non-recurring items reducing Adjusted EBITDA for the year ended December 31, 2022.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•	our compliance with financial debt covenants in our Senior Credit Facility.

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Retail Gross Margin

We define Retail Gross Margin as gross profit less (i) net asset optimization revenues (expenses), (ii) net gains (losses) on non-trading derivative instruments, (iii) net current period cash settlements on non-trading derivative instruments and (iv) gains (losses) from non-recurring events (including non-recurring market volatility). Retail Gross Margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’s operating performance, Retail Gross Margin should not be considered an alternative to, or more meaningful than, gross profit, its most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

We have historically included the financial impact of weather variability in the calculation of Retail Gross Margin. We will continue this historical approach, but during the first quarter of 2021 we added back the $64.9 million net financial loss incurred related to winter storm Uri, as described above, in the calculation of Retail Gross Margin because the extremity of the Texas storm combined with the impact of unprecedented pricing mechanisms ordered by ERCOT is considered unusual, infrequent, and non-recurring in nature. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. The $9.6 million is reflected as a non-recurring item reducing Retail Gross Margin for the year ended December 31, 2022 for consistent presentation of the financial impacts of winter storm Uri.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. The GAAP measure most directly comparable to Retail Gross Margin is gross profit. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by (used in) operating activities, or gross profit. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by (used in) operating activities, and gross profit, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated. Historical information is based upon our preliminary unaudited financial information.

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APPENDIX TABLES A-1 AND A-2

ADJUSTED EBITDA RECONCILIATIONS

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss) (1)	$11,203	$(5,413)	$(27,488)	$(37,306)
Depreciation and amortization	16,703	21,578	3,313	5,080
Interest expense	7,204	4,926	2,075	765
Income tax expense (benefit) (1)	6,483	5,266	(2,243)	(3,894)
EBITDA	41,593	26,357	(24,343)	(35,355)
Less:
Net, gain (loss) on derivative instruments	17,821	21,200	(37,994)	(36,526)
Net, cash settlements on derivative instruments	(35,801)	(15,692)	121	(9,642)
Customer acquisition costs	5,870	1,415	1,596	650
Plus:
Non-cash compensation expense	3,252	3,448	662	1,436
Non-recurring event - winter storm Uri	(5,162)	60,000	—	—
Non-recurring legal and regulatory settlements	—	(2,225)	—	—
Adjusted EBITDA	$51,793	$80,657	$12,596	$11,599

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by (used in) operating activities	$16,207	$12,702	$(5,004)	$(6,070)
Amortization of deferred financing costs	(1,125)	(997)	(206)	(205)
Bad debt expense	(6,865)	(445)	(3,970)	(66)
Interest expense	7,204	4,926	2,075	765
Income tax expense (benefit) (1)	6,483	5,266	(2,243)	(3,894)
Non-recurring event - winter storm Uri	(5,162)	60,000	—	—
Non-recurring legal settlement	—	(2,225)	—	—
Changes in operating working capital
Accounts receivable, prepaids, current assets	34,731	(5,117)	41,960	20,188
Inventory	2,423	486	(869)	(562)
Accounts payable, accrued liabilities, current liabilities (1)	(884)	11,253	(22,190)	(4,556)
Other (1)	(1,219)	(5,192)	3,0432	5,999
Adjusted EBITDA	$51,793	$80,657	$12,596	$11,599
Cash Flow Data:
Cash flows provided by (used in) operating activities	$16,207	$12,702	$(5,004)	$(6,070)
Cash flows used in investing activities	$(6,871)	$(6,510)	$(471)	$(2,821)
Cash flows used in financing activities	$(49,305)	$(2,556)	$(1,525)	$(13,908)

(1) Amounts have been adjusted to reflect certain immaterial prior period adjustments in the following amounts: (1) for the year ended December 31, 2021, net loss has been adjusted from $3,951 by $1,462 to $5,413; income tax expenses has been adjusted from $3,804 by $1,462 to $5,266; and other has been adjusted from $(3,730) by $(1,462) to $(5,192), and (2) for the quarter ended December 31, 2021 net loss has been adjusted from $(35,844) by $(1,462) to $(37,306); income tax benefit has been adjusted from $(5,356) by $1,462 to $(3,894); and other has been adjusted from $7,461 by $(1,462) to $5,999. Please see Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

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The following table presents a reconciliation of Retail Gross Margin to gross profit for each of the periods indicated. Historical information is based upon our preliminary unaudited financial information.

APPENDIX TABLE A-3

RETAIL GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Retail Gross Margin to Gross Profit (Loss):
Total Revenues	$460,493	$393,485	$117,381	$100,306
Less:
Retail cost of revenues	357,096	323,219	124,475	124,577
Gross Profit (Loss)	$103,397	$70,266	$(7,094)	$(24,271)
Less:
Net asset optimization expense	(2,322)	(4,243)	(1,842)	(3,701)
Net, gain (loss) on non-trading derivative instruments	17,305	22,130	(37,265)	(36,084)
Net, cash settlements on non-trading derivative instruments	(35,966)	(15,752)	101	(9,698)
Non-recurring event - winter storm Uri	9,565	(64,403)	—	—
Retail Gross Margin	$114,815	$132,534	$31,912	$25,212
Retail Gross Margin - Retail Electricity Segment (1)(2)	$82,749	$96,009	$20,345	$15,531
Retail Gross Margin - Retail Natural Gas Segment	$32,066	$36,525	$11,567	$9,681

(1) Retail Gross Margin for the year ended December 31, 2021 includes a $0.5 million reduction related to the Winter Storm Uri credit settlements received and includes a $64.4 million add back related to Winter Storm Uri.

(2) Retail Gross Margin for year ended December 31, 2022 includes a deduction of $9.6 million related to proceeds received under an ERCOT (winter storm Uri) securitization mechanism in June 2022.

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